Exhibit 10.2

February 19, 2008

Mr. Mark A. Duffell

2 Hubbard Way

Coto De Caza, CA 92679

Dear Mark:

This letter will confirm our agreement regarding the terms of your separation from Epicor Software Corporation (“Company”). We have agreed as follows:

1.	Your last day of employment with the Company is/will be March 31, 2008 (“Termination Date”). You will receive payment in full of all wages, and any other compensation due through your Termination Date. However, from the date of this letter through the Termination Date, your employment with the Company is at will, shall remain at will, and either party may terminate your employment relationship with the Company with or without cause and with or without notice. In the event the Company terminates your employment prior to March 31, 2008, the date of termination shall be the “Termination Date” for purposes of this Agreement.

2.	Your last day as the Company’s COO and President will be February 19, 2008. Between February 20, 2008 and March 31, 2008, you will report directly to and work with Company Chairman and CEO George Klaus and Board member Tom Kelly on various transition and wrap up projects including the NSB transition and integration plan. During such period, you will remain employed and will be expected to actively provide services in order to complete appropriate integration and transition plans in order to effect a smooth transition.

3.	On the Termination Date, you will be deemed to have resigned voluntarily from all Company positions held by you, without any further action by you; provided, however, that if the Company requests, you will execute any documents necessary to reflect your resignation.

4.	In the event that you sign this Release Agreement (“Agreement”), comply with its terms and execute a Supplemental Release (a copy of which is attached as Exhibit A) on or after March 31, 2008 (but no later than April 7, 2008), you will be paid the following consideration:

a.	The equivalent of six months of salary, or two hundred and twenty thousand dollars ($220,000.00), less applicable deductions and withholdings, and payable to you on a semi-monthly (every two weeks) basis for the 6 month period beginning April 1, 2008.

b.	The equivalent of one-half of your 2008 100% “on-target” bonus opportunity as stated in your FY08 Executive Bonus Plan, or one-hundred and twenty one thousand dollars ($121,000), less applicable deductions and withholdings. This amount will be paid when other Executive Bonuses for FY08 are paid, which date is currently estimated to be on or about February 15, 2009, but in no event later than the date that is two and half months following the Company’s 2008 fiscal year.

c.

Your termination date for Company group health and welfare benefits – medical, dental, vision, life and disability insurances – will be March 31, 2008. You will have the right to continue your group health insurance (medical, dental, and vision), under COBRA as well as your supplemental coverage under Execu-U-Care. Information regarding COBRA coverage will be sent to you at your home address. The Company will pay the actual COBRA premiums for which you are responsible directly to the COBRA administrator for the six month period between April 1, 2008 through September 30, 2008, provided you complete and return the COBRA information timely

Mark A. Duffell

February 19, 2008

and according to the instructions you will receive. The Company will also reimburse you for any health care expenses not covered by COBRA that you incur and which are covered by and through the supplemental Exec-U-Care program for the same six month period, provided that you continue to comply with the terms of such program and policy including promptly submitting claims to the Company for reimbursement.

d.	As you know, on July 19, 2005, you were granted the right to purchase 80,000 shares of Company restricted stock, which stock was subject to a lapsing right of repurchase in the Company. As of the Termination Date, 30,000 shares of such Restricted Stock would be “unvested” pursuant to the applicable vesting schedule set forth in your restricted stock purchase agreement. As a result, such 30,000 shares of Restricted Stock would remain subject to a right of repurchase in the Company. We agree that effective March 31, 2008, all such 30,000 shares of Restricted Stock shall “vest” in your name and that the Company’s right of repurchase as to such shares shall lapse as of such date.

e.	Any and all vested Company stock options in your name as of the Termination Date shall be exercisable by you six (6) months following the Termination Date (August 30, 2008)..

5.	Your eligibility to participate in the Company’s 401(k) plan will cease on the Termination Date and you will be sent information regarding your distribution alternatives for your account. Your eligibility to participate in all other benefit plans maintained by the Company will also cease on the Termination Date (except to the extent that you are eligible for COBRA coverage or other continued coverage pursuant to Section 4(c) of this Agreement). Any and all unvested Company stock options in your name as of the Termination Date shall be forfeited and cancelled as will any Restricted Stock shares granted to you under the Company’s Performance Based Restricted Stock Plan for 2008 or 2009.

6.	Within twenty (20) days of the Termination Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Termination Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7.	Upon Company’s compliance with the payment terms included herein, you confirm that the Company has paid all salary, wages, severance, bonuses, vesting, stock, stock options, commissions and any other benefits and compensation you are due (including your final paycheck and reimbursement for employee stock plan contributions up through and including March 31, 2008). Except as expressly provided in this Agreement, you will not receive any other compensation of any kind, including severance, benefits, vesting, shares of stock (restricted or otherwise) or stock options.

8.	The Company records will indicate your reason for leaving as a voluntary resignation. To the extent requested by you, the Company will confirm dates of employment. Inquiries seeking job references will be directed to me or my successor.

9.	On or before March 31, 2008, you will return to the Company all Company documents (and all copies thereof) and other Company property, which you have had in your possession at any time, and any materials of any kind, which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof) (“Internal Company Materials”). We agree you may keep your cell phone, blackberry and one laptop computer, (subject to verification no later than March 31, 2008 that they no longer contain Internal Company Materials and your representation that you will add no Internal Company Materials to these devices before the Termination Date), and will have transferred service to your name after the Termination Date.

10.

You agree not to disparage or defame (including libel and slander) the Company and its officers, directors, employees, agents, investors, shareholders, subsidiaries, predecessor and successor corporations, and assigns, or tortiously interfere with the contracts or relationships of these individuals and

Mark A. Duffell

February 19, 2008

entities. You also agree not to act in any manner that might damage the business of the Company or its employees, and that you will not knowingly encourage, advise or assist any Company employee or former Company employee to prosecute any claim, charge or complaint against the Company. The Company agrees to advise its executive management team not to disparage or defame (including libel and slander) you, and agrees not to knowingly interfere with your contracts or business relationships.

11.	You further acknowledge that your fulfillment of the obligations contained in your Employee Proprietary Information Agreement, including, but not limited to, your obligation neither to disclose nor to use the Company’s proprietary or confidential information other than for the Company’s benefit is necessary to protect the Company’s confidential information, customers and customer relationships, and, consequently, to preserve the value and goodwill of the Company, and you hereby agree to continue to comply with the terms and conditions set forth in such agreement.

12.	You agree that you will not, during the period between the Termination Date and March 15, 2009: (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on your own behalf or on behalf of any other person or entity) any employee of Company, or its subsidiaries to leave his or her employment with Company or its subsidiaries; or (b) employ, or permit any entity over which you exercise voting control to employ any person who shall have voluntarily terminated his or her employment with Company or its subsidiaries until such time as the employee has not been an employee of Company or its subsidiaries for at least six months.

13.	You agree that your commitments under this Agreement, including paragraphs 9 through 12 and 16, are material factors to the Company’s decision to enter into this Agreement, including the severance provisions included herein and that the material breach by you of any of your obligations under this Agreement, including those specified provisions will constitute grounds for the immediate termination of the Company’s obligation to pay any unpaid severance payments, including the bonus and/or severance pay and continued benefit coverage under paragraph 4 of this Agreement, and will entitle the Company to recover the severance benefits already provided to you pursuant to this Agreement.

14.	Since the consideration you are receiving under this Agreement and the Supplemental Release exceeds that to which you are entitled under the Company’s policies, you agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to you by the Company and its officers, managers, supervisors, agents and employees. You, on your behalf, and on behalf of your respective heirs, family members, executors, agents, and assigns (each in their capacities as such, hereby fully and forever release the Company and its current and former officers, directors, employees, agents, shareholders, subsidiaries, predecessor and successor corporations, and assigns (“the Releasees”) from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement (as defined below in Paragraph 25) including, without limitation:

a.	any and all claims relating to or arising out of your employment relationship with the Company or the termination of that relationship;

b.	any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.

any and all claims for wrongful or constructive discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied, including claims for breach of your offer letter; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of

Mark A. Duffell

February 19, 2008

emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

d.	any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act, except as prohibited by law; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act; the California Family Rights Act; and the California Labor Code;

e.	any and all claims for violation of the federal, or any state, constitution;

f.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination or retaliation;

g.	any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and

h.	any and all claims for attorneys’ fees and costs.

You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or preserved under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee) and claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”).

You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. You agree that his waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled, You further acknowledge that you have been advised by this writing that : (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

In the event you sign this Agreement and returns it to the Company in less than the 21-day period identified above, you hereby acknowledges that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

Mark A. Duffell

February 19, 2008

15.	You represent that you are not aware of any claims against the Releasees other than those being released in this Agreement. You acknowledge that you have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Being aware of said code section, you agree to expressly waive any rights you may have thereunder, as well as under any other statute or common law principles of similar effect.

16.	You agree to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, you agree to disclose Separation Information only to your current attorney, your immediate family members, and your accountant to the extent that he/she needs to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and to prevent disclosure of any Separation Information to any other third party. You agree that there will be no publicity, directly or indirectly, concerning any Separation Information.

17.	You understand and agree that, as a condition of this Agreement, you shall not be entitled to any employment with the Company, its subsidiaries or any successor, and you hereby waive any right, or alleged right, of employment or re-employment with the Company, its subsidiaries and any successor. You also waive any right to work as an independent contractor for the Company, its subsidiaries and any successor. You further agree that you will not apply for employment with the Company, its subsidiaries or any successor, and will not apply to work as an independent contractor for the Company, its subsidiaries or any successor.

18.	You confirm that you do not have any work related injuries or illnesses and that you have not reported any to the Company.

19.	You agree that you will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party arising on or prior to the date of your execution hereof against any of the Releasees, unless under a subpoena or other court order to do so. You agree both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, at the Company’s expense, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any such disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, you shall state no more than that you cannot provide counsel or assistance.

20.

The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to you under the terms of this Agreement. You agree and understand that you are responsible for payment of any local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of your failure to pay federal or state taxes or damages sustained by the Company by

Mark A. Duffell

February 19, 2008

reason of any such claims, including reasonable attorney fees. Notwithstanding the foregoing, the Company agrees to properly withhold from and pay over to the appropriate tax authorities all amounts required by applicable law to be so withheld and paid over, in accordance with the Company’s standard payroll procedures.

21.	YOU AND THE COMPANY AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE CONSIDERATION FOR THIS AGREEMENT AND THE SUPPLEMENTAL RELEASE, THE TERMS OF THIS AGREEMENT AND THE SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS EMPLOYMENT DISPUTE RESOLUTION RULES, OR BY A JUDGE TO BE MUTUALLY AGREED UPON. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE AWARDED ITS REASONABLE ATTORNEY’S FEES AND COSTS. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THEY ARE WAIVING ANY RIGHT TO A JURY TRIAL FOR ANY AND ALL CLAIMS COVERED BY THIS PROVISION.

22.	You understand and acknowledge that this Agreement constitutes a compromise and settlement of potential disputed claims. No action taken by the Company, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims; or (b) an acknowledgment or admission of any fault or liability whatsoever to you or to any third party.

23.	You confirm that you are executing this Agreement voluntarily and without any duress or undue influence, with the full intent of releasing all claims. You acknowledge that: (a) you have read this Agreement; (b) you have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice or you have voluntarily declined to seek such counsel; (c) you understand the terms and consequences of this Agreement and of the releases it contains; and (d) you are fully aware of the legal and binding effect of this Agreement.

24.	This Agreement and the Supplemental Release constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof and your employment with and separation from the Company. This Agreement supersedes and replaces any and all prior agreements and understandings concerning the subject matter hereof and your employment with and separation from the Company to the extent such agreements are inconsistent with or contrary to the provisions contained herein. Notwithstanding the prior provisions of this paragraph, the applicable terms of your Employee Proprietary Information Agreement remain in full force and effect. You acknowledge that you are executing this Agreement without reliance on any promise or representation, written or oral, other than those expressly contained herein. This Agreement may not be modified or amended except in a writing signed by both you and the Chief Executive Officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.

25.	This Agreement will become effective eight (8) days after it has been signed by you and the Company, provided neither party has revoked the Agreement prior to that date (the “Effective Date”).

Mark A. Duffell

February 19, 2008

26.	If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be severed or modified by the court so as to be rendered enforceable.

27.	This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California.

To confirm that you agree to these terms, please sign and date the enclosed copy of this letter as soon as possible, but no later than March 11, 2008, and return the original signed document to me in the enclosed envelope. The considerations as outlined above will be provided to you by the Company promptly according to the terms of this Agreement.

Mark, I would like to thank you for your hard work and service to the Company and wish you all success in your future endeavors. Please do not hesitate to contact me if you have any questions.

Sincerely,

/s/ L. George Klaus
L. George Klaus Chairman and Chief Executive Officer

I have read, understand and agree to the terms stated in this letter.

/s/ Mark A. Duffell	2/19/2008
Mark A. Duffell	Date

Mark A. Duffell

February 19, 2008

EXHIBIT A

Supplemental Release

March 31, 2008

Mr. Mark A. Duffell

2 Hubbard Way

Coto De Caza, CA 92679

Dear Mark:

On February              2008, you signed an agreement releasing all known and unknown claims you may have had against Epicor Software Corporation (“Company”), including any and all those that may have arisen out of any employment, or the termination of it, with the Company (“Agreement”). In furtherance of that Agreement, you agreed to enter into the Supplemental Release:

1. You represent that you have complied in all respects with the Agreement, including specifically the return of Internal Company Materials as specified in Paragraph 9 and the confidentiality provisions of Paragraph 16 of the Agreement.

2. You acknowledge and represent that the Company has paid all salary, wages, severance, bonuses, vesting, stock, stock options, commissions and any other benefits and compensation due to you.

3. Since the consideration you are receiving under the Agreement and the Supplemental Release exceeds that to which you are entitled under the Company’s policies, you agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to you by the Company and its officers, managers, supervisors, agents and employees. You, on your behalf, and on behalf of your respective heirs, family members, executors, agents, and assigns (each in their capacities as such, hereby fully and forever release the Company and current and former its officers, directors, employees, agents, shareholders, subsidiaries, predecessor and successor corporations, and assigns (“the Releasees”) from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement (as defined below in Paragraph 7) including, without limitation:

A. any and all claims relating to or arising out of your employment relationship with the Company or the termination of that relationship;

B. any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

C. any and all claims for wrongful or constructive discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied, including claims for breach of your offer letter; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

Mark A. Duffell

February 19, 2008

D. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act, except as prohibited by law; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Sarbanes-Oxley Act of 2003; the California Fair Employment and Housing Act; the California Family Rights Act; and the California Labor Code;

E. any and all claims for violation of the federal, or any state, constitution;

F. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination or retaliation;

G. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and

H. any and all claims for attorneys’ fees and costs.

You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or preserved under this Supplemental Release. This release does not release claims that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee) and claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”).

You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Supplemental Release. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that : (a) you should consult with an attorney prior to executing this Supplemental Release; (b) you have been given in excess of twenty-one (21) days within which to consider this Supplemental Release; (c) you have seven (7) days following your execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, not does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

In the event you sign this Supplemental Release and returns it to the Company in less than the 21-day period identified above, you hereby acknowledges that you have freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release.

Mark A. Duffell

February 19, 2008

3. You represent that you are not aware of any claims against the Releasees other than those being released in this Supplemental Release. You acknowledge that you have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Being aware of said code section, you agree to expressly waive any rights you may have thereunder, as well as under any other statute or common law principles of similar effect.

4. You confirm that you do not have any work related injuries or illnesses and that you have not reported any to the Company.

5. You confirm that you are executing this Agreement voluntarily and without any duress or undue influence, with the full intent of releasing all claims. You acknowledge that: (a) you have read this Agreement; (b) you have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice or you have voluntarily declined to seek such counsel; (c) you understand the terms and consequences of this Agreement and of the releases it contains; and (d) you are fully aware of the legal and binding effect of this Agreement.

6. This Supplemental Release and the Agreement constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof and your employment with and separation from the Company. This Supplemental Release and the Agreement supersedes and replaces any and all prior agreements and understandings concerning the subject matter hereof and your employment with and separation from the Company to the extent such agreements are inconsistent with or contrary to the provisions contained herein. Notwithstanding the prior provisions of this paragraph, the applicable terms of your Employee Proprietary Information Agreement remain in full force and effect. You acknowledge that you are executing this Supplemental Release and the Agreement without reliance on any promise or representation, written or oral, other than those expressly contained herein. This Agreement may not be modified or amended except in a writing signed by both you and the Chief Executive Officer of the Company. This Supplemental Release and the Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.

7. This Supplemental Release will become effective eight (8) days after it has been signed by you and the Company (the “Effective Date”), provided that neither party has revoked it during that period.

8. If any provision of this agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this agreement and the provision in question shall be severed or modified by the court so as to be rendered enforceable.

Mark A. Duffell

February 19, 2008

9. This agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California.

Please do not hesitate to contact me if you have any questions,

Sincerely,

L. George Klaus
Chairman and Chief Executive Officer

I have read, understand and agree to the terms stated in this letter.

Mark A. Duffell	Date